Exhibit 99.1

FOR IMMEDIATE RELEASE

The Oncology Institute Reports Second Quarter 2025 Financial Results and Reaffirms Full Year 2025 Guidance

CERRITOS, Calif., August 13, 2025 -- The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based community oncology groups in the United States, today reported financial results for its three months ended June 30, 2025.

Daniel Virnich, CEO of TOI, commented, "We delivered another strong quarter with over 20% year-over-year revenue growth. This was driven by exceptional performance in our pharmacy business, which grew over 40% year-over-year, as well as the addition of over 50,000 new capitated lives to our value-based business. We are also in the process of expanding our partnership into new geographic regions of Florida with a major health plan which, once finalized, will double the amount of lives we cover for this payor. The momentum we're seeing in new contract signings, combined with continued strength in pharmacy, gives us increasing confidence that we'll achieve revenue at the high end of our guidance range for the year and achieve Adjusted EBITDA positivity as we exit 2025."

Recent Operational Highlights

•	Fee-for-service revenue growth of 10% over Q2 2024, driven by momentum in new markets.
•	Retail Pharmacy and Dispensary set fill records, contributing $62.6 million revenue and over $11 million in gross profit in Q2.
•	Planned expansion of existing fully delegated capitated partnership with Elevance into two new counties in Central Florida, which, if finalized, will more double the number of lives under our current relationship. Expanded capitation relationship as of July 1 with Silver Summit Health Plan in Nevada to serve all of their Medicaid patients in Clark County.
•	Welcomed Dr. Jeff Langsam as our new Chief Clinical Officer, leading our efforts around therapeutics, Utilization Management and MSO practice engagement and Kristin England as our new Chief Administrative Officer overseeing our Enterprise Central Business Operations and Technology Strategy and AI Enablement.

Second Quarter 2025 Financial Highlights

All comparisons are to the quarter ended June 30, 2024 unless otherwise noted

•	Consolidated revenue of $119.8 million increased of 21.5% from $98.6 million
•	Gross profit of $17.5 million, increased 34.4%
•	Net loss of $17.0 million compared to net loss of $15.5 million
•	Basic and diluted (loss) earnings per share of $(0.15) compared to $(0.17)
•	Adjusted EBITDA of $(4.1) million compared to $(8.7) million
•	Cash and cash equivalents of $30.3 million as of June 30, 2025

Outlook for Fiscal Year 2025

TOI uses Adjusted EBITDA and Free Cash flow, each a non-GAAP metric, as an additional tool to assess its operational and financial performance. See "Financial Information: Non-GAAP Financial Measures" below. In reliance on the unreasonable efforts exception provided under Regulation S-K, TOI is not reasonably able to provide a quantitative reconciliation for forward-looking information of Adjusted EBITDA and Free Cash Flow to net (loss) income and net cash provided by operations, respectively, the most directly comparable GAAP financial measures, without unreasonable efforts due to uncertainties regarding taxes, capital expenditures, operating activities, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized (gains) losses on investments, practice acquisition-related costs, consulting and legal fees, transaction costs and other non-cash items. The variability of these items could have an unpredictable, and potentially significant, impact on TOI’s future GAAP financial results. Nevertheless TOI reaffirms its full year 2025 guidance:

2025 Guidance
Revenue	$460 to $480 million
Gross Profit	$73 to $82 million
Adjusted EBITDA	$(8) to $(17) million
Free Cash Flow	$(12) to $(21) million

The Company, given the revenue growth in the first half of the year, currently believes it can reach the higher-end of the revenue guidance range for 2025. Additionally, the Company expects Adjusted EBITDA of approximately $(2.5) to $(3.5) million in the third quarter of 2025. TOI's achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment, nor does it take into account the impact of TOI's acquisitions, dispositions or financings. TOI's outlook assumes a largely open global market, which would likely be negatively impacted if recent tariff rate increases and exchange rate changes persist and adversely affect world trade.

Webcast and Conference Call

TOI will host a conference call on Wednesday, August 13, 2025 at 5:00 p.m. (Eastern Time) to discuss second quarter results and management’s outlook for future financial and operational performance.

The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13754165. The replay will be available until Wednesday, August 20, 2025.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of TOI's website at https://investors.theoncologyinstitute.com.

About The Oncology Institute, Inc.

Founded in 2007, The Oncology Institute, Inc. (NASDAQ: TOI) is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 1.9 million patients including clinical trials, transfusions, and other care delivery models traditionally associated with the most advanced care delivery organizations. With over 180 employed and affiliate clinicians and over 100 clinics and affiliate locations of care across five states and growing, TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2025 full fiscal year outlook and the Q3 2025 outlook with respect to Adjusted EBITDA discussed herein, the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become or is subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s patient or payors' preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to continue to meet stock exchange listing standards; the impact of COVID-19 on TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 26, 2025 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI currently is evaluating or does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Free Cash Flow, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with TOI’s financial statements and the related notes thereto.

TOI believes that the use of Free Cash Flow provides an additional tool to assess the Company's financial performance, evaluate its ability to generate cash from operations, and plan for future investments and obligations. Free Cash Flow is useful in understanding the cash available for strategic initiatives. It also helps in comparing TOI's financial performance with other similar companies, many of which use similar non-GAAP financial measures to provide insights into their cash generation capabilities. However, the principal limitation of Free Cash Flow is that it does not account for certain cash outflows or inflows that are required by GAAP to be recorded in TOI's financial statements. TOI defines Free Cash Flow as net cash flow provided by (used in) operations plus cash paid for interest, less capital expenditures.

TOI believes that the use of Adjusted EBITDA provides an additional tool to assess our operations and results of our performance, to plan and forecast future periods, and factors and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in TOI's financial statements.

TOI defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash items, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure.

A reconciliation of Adjusted EBITDA to net loss and Free Cash Flow to net cash flow used in operations, the most comparable GAAP metrics, is set forth below:

Free Cash Flow Reconciliation
	Six Months Ended June 30,		Change
(dollars in thousands)	2025	2024	$	%
Net cash and cash equivalents used in operating activities	$(15,190)	$(31,543)	$16,353	51.8%
Cash paid for interest	2,158	2,224	(66)	3.0%
Purchases of property and equipment	(1,536)	(2,436)	900	36.9%
Free Cash Flow	$(14,568)	$(31,755)	$17,187	54.1%

Adjusted EBITDA Reconciliation
	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(dollars in thousands)	2025	2024	$	%	2025	2024	$	%
Net loss	$(17,009)	$(15,479)	$(1,530)	9.9%	$(36,594)	$(35,368)	$(1,226)	3.5%
Depreciation and amortization	1,805	1,518	287	18.9%	3,589	3,007	582	19.4%
Interest expense, net	1,870	2,119	(249)	(11.8)%	7,440	4,103	3,337	81.3%
Income tax and other taxes	(61)	—	(61)	—%	(61)	—	(61)	—%
Non-cash addbacks(1)	2,222	(69)	2,291	(3,320.3)%	2,059	(108)	2,167	(2,006.5)%
Share-based compensation	752	3,387	(2,635)	(77.8)%	2,210	7,474	(5,264)	(70.4)%
Changes in fair value of liabilities	4,040	(3,120)	7,160	(229.5)%	7,392	(3,120)	10,512	(336.9)%
Unrealized (gains) losses on investments	—	(34)	34	(100.0)%	6	(116)	122	(105.2)%
Post-combination compensation expense(2)	13	186	(173)	(93.0)%	26	316	(290)	(91.8)%
Consulting and legal fees(3)	507	244	263	107.8%	839	420	419	99.8%
Infrastructure and workforce costs(4)	1,771	2,539	(768)	(30.2)%	3,895	3,724	171	4.6%
Transaction costs	1	—	1	—%	1	18	(17)	(94.4)%
Adjusted EBITDA	$(4,089)	$(8,710)	$4,621	(53.1)%	$(9,198)	$(19,651)	$10,453	(53.2)%
(1)	During the three and six months ended June 30, 2025, non-cash addbacks was primarily comprised of the write-off of the net assets of the Clinical Trials segment of $2,398.
(2)	Deferred consideration payments for practice acquisitions that are contingent upon the seller’s future employment at the Company.
(3)	Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees, and related to certain advisory projects during the three and six months ended June 30, 2025 and 2024.
(4)	Infrastructure and workforce costs were primarily comprised of non-recurring legal fees related to infrastructure build out of $1,269 and $2,359, recruiting expenses to build out corporate infrastructure of $427 and $712, severance expenses resulting from cost rationalization programs of $189 and $151, stop-loss contract timing of approximately $1,099 and $0, and temporary labor of $215 and $326 during the six months ended June 30, 2025 and 2024, respectively.

Key Business Metrics
	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2025	2024	2025	2024
Clinics (1)	80	87	80	87
Markets	20	14	20	14
Lives under value-based contracts (millions)	1.9	2.0	1.9	2.0
Net loss	$(17,009)	$(15,479)	$(36,594)	$(35,368)
Adjusted EBITDA (in thousands)	$(4,089)	$(8,709)	$(9,198)	$(19,650)
(1)	Includes independent oncology practices to which we provide limited management services, but do not bear the operating costs.

Consolidated Balance Sheets (Unaudited)

(in thousands except share data)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$30,292	$49,669
Accounts receivable, net	55,659	48,335
Other receivables	276	346
Inventories	15,786	10,039
Prepaid expenses and other current assets	2,779	4,029
Total current assets	104,792	112,418
Property and equipment, net	10,854	11,888
Operating right of use assets	23,887	25,782
Intangible assets, net	12,449	14,810
Goodwill	7,230	7,230
Other assets	586	589
Total assets	$159,798	$172,717
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$34,933	$24,324
Current portion of operating lease liabilities	6,953	6,798
Accrued expenses and other current liabilities	22,892	21,093
Total current liabilities	64,778	52,215
Operating lease liabilities	21,179	23,223
Derivative warrant liabilities	112	17
Conversion option derivative liabilities	7,681	385
Long-term debt, net of unamortized debt issuance costs	75,023	93,131
Other non-current liabilities	10	125
Deferred income taxes liability	—	32
Total liabilities	168,783	169,128
Stockholders’ equity (deficit):
Common Stock, 0.0001 par value, authorized 500,000,000 shares; 95,013,596 and 93,279,822 shares issued and outstanding at June 30, 2025 and 77,470,886 shares issued and 75,737,112 shares outstanding at December 31, 2024	9	8
Series A Convertible Preferred Stock, 0.0001 par value, authorized 10,000,000 shares; 193,706 shares issued and outstanding at June 30, 2025 and 165,045 shares issued and outstanding at December 31, 2024	—	—
Additional paid-in capital	239,432	215,413
Treasury Stock at cost, 1,733,774 shares at June 30, 2025 and December 31, 2024	(1,019)	(1,019)
Accumulated deficit	(247,407)	(210,813)
Total stockholders’ equity (deficit)	(8,985)	3,589
Total liabilities and stockholders’ equity (deficit)	$159,798	$172,717

Consolidated Statements of Operations (Unaudited)

(in thousands except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Patient services	$55,891	$52,461	$108,959	$104,914
Dispensary	62,573	44,440	111,866	84,119
Clinical trials & other	1,338	1,677	3,383	4,211
Total operating revenue	119,802	98,578	224,208	193,244
Operating expenses
Direct costs – patient services	51,150	46,522	98,230	96,019
Direct costs – dispensary	51,086	38,801	90,949	71,610
Direct costs – clinical trials & other	65	229	279	620
Selling, general and administrative expense	26,907	27,872	52,283	56,324
Depreciation and amortization	1,805	1,518	3,589	3,007
Total operating expenses	131,013	114,942	245,330	227,580
Loss from operations	(11,211)	(16,364)	(21,122)	(34,336)
Other non-operating expense (income)
Interest expense, net	1,870	2,118	7,440	4,103
Change in fair value of derivative warrant liabilities	53	(552)	96	(552)
Change in fair value of conversion option derivative liabilities	3,987	(2,568)	7,296	(2,568)
Other, net	19	117	771	49
Total other non-operating loss (income)	5,929	(885)	15,603	1,032
Loss before provision for income taxes	(17,140)	(15,479)	(36,725)	(35,368)
Income tax expense	131	—	131	—
Net loss	$(17,009)	$(15,479)	$(36,594)	$(35,368)
Net loss attributable to common stockholders, basic and diluted	$(13,991)	$(12,679)	$(30,072)	$(28,953)
Net loss per share attributable to common stockholders:
Basic	$(0.15)	$(0.17)	$(0.35)	$(0.39)
Diluted	$(0.15)	$(0.17)	$(0.35)	$(0.39)
Weighted-average number of shares outstanding:
Basic	93,203,665	74,748,365	85,195,734	74,491,326
Diluted	93,203,665	74,748,365	85,195,734	74,491,326

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(36,594)	$(35,368)
Adjustments to reconcile net loss to cash and cash equivalents used in operating activities:
Depreciation and amortization	3,589	3,007
Amortization of debt issuance costs and debt discount	6,003	3,124
Write-off of assets from clinical trials segment	2,398	—
Share-based compensation	2,210	7,474
Change in fair value of liability classified warrants	96	(552)
Change in fair value of liability classified conversion option derivatives	7,296	(2,568)
Unrealized (gain) loss on investments	—	(121)
Accretion of discount on investment securities	—	(451)
Deferred taxes	(32)	—
Loss on disposal of property and equipment	—	50
Changes in operating assets and liabilities:
Accounts receivable	(8,969)	(11,657)
Other receivables	(228)	201
Inventories	(5,747)	2,356
Prepaid expenses	1,250	(108)
Other assets	3	(21)
Accounts payable	11,490	898
Change in operating leases	(120)	384
Accrued expenses and other current liabilities	2,262	1,976
Other non-current liabilities	(97)	(167)
Net cash and cash equivalents used in operating activities	(15,190)	(31,543)
Cash flows from investing activities:
Purchases of property and equipment	(1,536)	(2,436)
Proceeds from asset disposition	126	—
Sales of marketable securities/investments	—	40,000
Net cash and cash equivalents (used in) provided by investing activities	(1,410)	37,564
Cash flows from financing activities:
Proceeds from private placement, net of offering costs	15,359	—
Payments made for financing of insurance payments	(456)	(1,002)
Payment of deferred consideration liability for acquisition	—	(2,140)
Principal payments on long-term debt	(20,000)	—
Principal payments on financing leases	(20)	(18)
Common stock issued for options exercised	2,340	75
Net cash and cash equivalents used in financing activities	(2,777)	(3,085)
Net (decrease) increase in cash and cash equivalents	(19,377)	2,936
Cash and cash equivalents at beginning of period	49,669	33,488
Cash and cash equivalents at end of period	$30,292	$36,424

Contacts

Media

The Oncology Institute, Inc.

Daniel Virnich, MD

danielvirnich@theoncologyinstitute.com

(562) 735-3226 x 81125

Investors

ICR Strategic Communications

investors@icrinc.com